                                                                    EXHIBIT 10.1

                           HEALTHCARE RECOVERIES, INC.
                                 AS THE BORROWER


                                       AND


                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                   AS LENDERS

                                       AND


                         NATIONAL CITY BANK OF KENTUCKY
                             AS ADMINISTRATIVE AGENT



                              ---------------------

                                 AMENDMENT NO. 3
                                   DATED AS OF
                                  MAY 15, 2000

                                       TO

                                CREDIT AGREEMENT
                                   DATED AS OF
                                FEBRUARY 1, 1998
                              ---------------------

                      AMENDMENT NO. 3 TO CREDIT AGREEMENT

         THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of May 15, 2000 ("THIS AMENDMENT"), among the following:

                  (i) HEALTHCARE RECOVERIES, INC., a Delaware corporation (herein, together with its successors and assigns, the "BORROWER");

                  (ii) the financial institutions listed on the signature pages hereof (the "Lenders"); and

                  (iii) NATIONAL CITY BANK OF KENTUCKY, a national banking association, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement:

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders named therein, and the Administrative Agent entered into the Credit Agreement, dated as of February 1, 1998, as amended by Amendment No. 1 thereto, dated as of May 15, 1998, and Amendment No. 2 thereto, dated as of March 1, 1999 (as so amended, the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

         (2) The parties hereto desire to amend certain of the terms of the Credit Agreement, as more fully set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         1.       AMENDMENTS, ETC.

         1.1. PERMANENT REDUCTION OF THE TOTAL COMMITMENT, ETC. Immediately prior to the time this Amendment becomes effective, (i) the Borrower permanently reduced the Total Commitment from $50,000,000 to $40,000,000, in accordance with the provisions of section 4.2(b) of the Credit Agreement, and (ii) there was a transfer of Commitments and Loans among the Lenders which resulted in the Commitments of the respective Lenders being as follows:

Lender                                                        Commitment
------                                                        -----------
National City Bank of Kentucky                                $13,500,000
Bank One, Kentucky, N.A.                                      $11,500,000
AmSouth Bank (f/k/a First American National Bank)             $ 7,500,000
LaSalle National Bank                                         $ 7,500,000
                                                              -----------
         Total Commitment                                     $40,000,000
                                                              ===========

The parties hereto hereby agree that Annex I of the Credit Agreement shall be deemed amended to reflect the Commitments as specified above.

         1.2. EXTENSION OF MATURITY DATE. Effective on the Effective Date of this Amendment provided for in section 3 hereof, the term "MATURITY DATE" contained in section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

                  "MATURITY DATE" shall mean April 30, 2002, unless earlier terminated.

         1.3. PRICING CHANGES. (a) CHANGES IN INTEREST RATE MARGINS. Effective on the Effective Date of this Amendment provided for in section 3 hereof, section 2.7(g) of the Credit Agreement is amended to read in its entirety as follows:

                  (g) As used herein, the term "APPLICABLE EURODOLLAR MARGIN" means 200 basis points and the term "APPLICABLE PRIME RATE MARGIN" means 50 basis points.

The change in the Applicable Eurodollar Margin and Applicable Prime Rate Margin provided for above shall be effective as to all Loans outstanding on or after the Effective Date of this Amendment for all periods (including any portion of an Interest Period) on or after such Effective Date.


         (a) CHANGE IN APPLICABLE COMMITMENT FEE RATE. Effective on the Effective Date of this Amendment provided for in section 3 hereof, the last paragraph of section 4.1(a) of the Credit Agreement is amended to read in its entirety as follows:

                  As used herein, the term "APPLICABLE COMMITMENT FEE RATE" means 37.50 basis points.

         1.4. DEFINITION OF PERMITTED ACQUISITION. Effective on the Effective Date of this Amendment provided for in section 3 hereof, the term "PERMITTED ACQUISITION" contained in section 1.1 of the Credit Agreement is amended by deleting the word "and" at the end of clause (iv) thereof, by adding the word "and" following the semicolon at the end of clause (v) thereof, and by adding a new clause (vi) thereto, reading in its entirety as follows:

                  (vi) the aggregate consideration for such Acquisition (taken together with any other substantially contemporaneous Acquisition with the same party or parties and/or their Affiliates), including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, does not exceed $5,000,000, UNLESS the Required Lenders specifically approve or consent to such Acquisition in writing;

         1.5. CHANGES IN MONTHLY FINANCIAL REPORTING. Effective on the Effective Date of this Amendment provided for in section 3 hereof, section 8.1(d) of the Credit Agreement is amended to change the time for monthly reporting from 30 to 35 days and to eliminate a monthly reporting requirement for any month which is also the end of a fiscal quarter or fiscal year, with the result that, as so amended, section 8.1(d) of the Credit Agreement reads in its entirety as follows:

                  (D) MONTHLY FINANCIAL REPORTS AND GROSS RECOVERIES IN PROCESS. As soon as available and in any event within 35 days after the end of each calendar month (other than any calendar month which is also the end of a fiscal quarter or fiscal year), a copy of the monthly financial statements the Borrower customarily prepares for its senior financial or accounting officers, in form reasonably acceptable to the Administrative Agent, together with a certificate or statement on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower providing a computation in reasonable detail of the Borrower's Gross Recoveries in Process as of the end of such month.

         1.6. CHANGES IN TIMING OF QUARTERLY AND ANNUAL REPORTING. Effective on the Effective Date of this Amendment provided for in section 3 hereof, section 8.1(a) of the Credit Agreement is amended to change the phrase "90 days", which appears therein, to "95 days", and section 8.1(b) of the Credit Agreement is amended to change the phrase "45 days", which appears therein, to "50 days".


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

         1.7. CONSOLIDATED CAPITAL EXPENDITURES. Effective on the Effective Date of this Amendment provided for in section 3 hereof, section 9.9 of the Credit Agreement is amended by changing the amount "$4,500,000", which appears therein, to "$6,000,000".

         1.8. COVENANT AS TO ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS. Effective on the Effective Date of this Amendment provided for in section 3 hereof, a new clause (iv) is added to section 9.5(p) of the Credit Agreement, with the result that section 9.5(p) of the Credit Agreement, as so amended, reads in its entirety as follows:

                  (p) any other loans, advances, investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause (p) at the fair value thereof as reasonably determined by the Borrower) and Guaranty Obligations, including, without limitation, in or to or for the benefit of, Subsidiaries, joint ventures, or other persons, not otherwise permitted by the foregoing clauses, made after the end of the most recent fiscal quarter of the Borrower for which financial statements were furnished to the Lenders prior to the Effective Date (such loans, advances and investments and Guaranty Obligations, collectively, "BASKET INVESTMENTS AND GUARANTEES"), shall be permitted to be incurred if (i) no Event of Default shall have occurred and be continuing, or would result therefrom, (ii) the aggregate Basket Investments and Guarantees outstanding at any time does not exceed $10,000,000, (iii) no more than $750,000 of the aggregate Basket Investments and Guarantees outstanding at any time consists of loans or advances to, and Guaranty Obligations incurred to support Indebtedness of, officers, directors and employees of the Borrower and its Subsidiaries, and (iv) at the time the Borrower or any Subsidiary makes any Basket Investment or Guarantee after May 1, 2000 (and after giving pro forma effect to any Indebtedness incurred in connection therewith), the Borrower's ratio of (A) the amount of Consolidated Total Indebtedness at such time to (B) the lesser of (x) Consolidated EBITDA for the Testing Period consisting of the most recent four fiscal quarters (whether or not in the same fiscal year), or (y) two times the Consolidated EBITDA for the Testing Period consisting of the most recent two fiscal quarters (whether or not in the same fiscal year), was less than 1.50 to 1.00.

         1.9. COVENANT AS TO DIVIDENDS, STOCK REPURCHASES. Effective on the Effective Date of this Amendment provided for in section 3 hereof, section 9.6 of the Credit Agreement is amended by adding a new clause (y) to paragraph (ii) thereof, with the result that section 9.6 of the Credit Agreement as so amended reads in its entirety as follows:

                  9.6. DIVIDENDS; STOCK REPURCHASES, ETC. The Borrower will not (a) directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in capital stock of the Borrower) or other distribution on or in respect of any capital stock of any class of the Borrower, whether by reduction of capital or otherwise, or
         (b) directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of any capital stock of any class of the Borrower (other than for a consideration consisting solely of capital stock of the same class of the Borrower) or of any warrants, rights or options to acquire or any securities convertible into or exchangeable for any capital stock of the Borrower, EXCEPT that if no Event of Default shall have occurred and be continuing or would result therefrom,

                           (i) the Borrower shall be permitted to declare and pay cash dividends of up to 100% of the net after tax proceeds of any extraordinary or other non-recurring cash gain, if such dividend is declared and paid within 90 days following the recognition of such gain; and

                           (ii) the Borrower and its Subsidiaries shall be permitted to purchase and/or repurchase for cash consideration shares of common stock of the Borrower (and any associated rights), if (x) the aggregate amount expended for such purposes subsequent to December 31, 1998 does not exceed $10,000,000, and (y) at the time of any such purchase or repurchase (and after giving pro forma effect to any Indebtedness incurred in connection therewith), the Borrower's ratio of (A) the amount of Consolidated Total Indebtedness at such time to (B) the lesser of (aa) Consolidated EBITDA for the Testing Period consisting of the most recent four fiscal quarters (whether or not in the same fiscal year), or (bb) two times the Consolidated EBITDA for the Testing Period consisting of the most recent two fiscal quarters (whether or not in the same fiscal year), was less than 1.50 to 1.00.

         1.10. CONSOLIDATED TOTAL INDEBTEDNESS/CONSOLIDATED EBITDA RATIO. Effective on the Effective Date of this Amendment provided for in section 3 hereof, section 9.7 of the Credit Agreement is amended to read in its entirety as follows:

                  9.7. CONSOLIDATED TOTAL INDEBTEDNESS/CONSOLIDATED EBITDA RATIO. The Borrower will not at any time permit the ratio of (i) the amount of Consolidated Total Indebtedness at such time to (ii) the lesser of (x) Consolidated EBITDA for the Testing Period consisting of the most recent four fiscal quarters (whether or not in the same fiscal year), or (y) two times the Consolidated EBITDA for the Testing Period consisting of the most recent two fiscal quarters (whether or not in the same fiscal year), to exceed 2.50 to 1.00.

         1.11. COVERAGE RATIOS. Effective on the Effective Date of this Amendment provided for in section 3 hereof, section 9.8 of the Credit Agreement is amended to add a fixed charge coverage ratio thereto, with the result that, after giving effect to such amendment, section 9.8 of the Credit Agreement reads in its entirety as follows:

                  9.8. COVERAGE RATIOS. (A) INTEREST COVERAGE RATIO. The Borrower will not permit its ratio of (i) the sum of Consolidated EBIT plus Consolidated Amortization, to (ii) Consolidated Interest Expense, for any Testing Period to be less than 2.25 to 1.00.

                  (B) FIXED CHARGE COVERAGE RATIO. The Borrower will not permit its ratio of (i) Consolidated EBITDA for any Testing Period, to
         (ii) the sum for such Testing Period of (1) Consolidated Interest Expense, (2) Consolidated Income Tax Expense, (3) scheduled or mandatory repayments, prepayments or redemptions of the principal of any Indebtedness other than the Obligations hereunder (including the principal portion of any Capitalized Lease), (4) Consolidated Capital Expenditures, and (5) capitalized commissions, to be less than 1.10 to 1.00; PROVIDED, HOWEVER, that specified capitalized commissions shall be excluded from computations of the foregoing ratio if, prior to making payment of any such specified capitalized commissions, the Borrower has requested that the Required Lenders to consent in writing to such exclusion of such specified capitalized commissions and the Required Lenders have signed and delivered a written consent to such effect, any such consent not to be unreasonably withheld by any Lender.

         1.12. DEFINITION OF TESTING PERIOD. Effective on the Effective Date of this Amendment provided for in section 3 hereof, the definition of the term "TESTING PERIOD" in section 1.1 of of the Credit Agreement is changed to read in its entirety as follows:

                  "TESTING PERIOD" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), EXCEPT that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.

         2.       REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants as follows:

         2.1. AUTHORIZATION, VALIDITY AND BINDING EFFECT. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

         2.2. REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

         2.3. NO EVENT OF DEFAULT, ETC. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

         2.4. COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.

         2.5. RECENT FINANCIAL STATEMENTS. The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of December 31, 1999, and December 31, 1998, and the related audited consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999, accompanied by the unqualified report thereon of the Borrower's independent accountants, as contained in the Form 10-K Annual Report filed by the Borrower with the SEC for its fiscal year ended December 31, 1999. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated.

         3.       EFFECTIVENESS.

         This Amendment shall become effective on and as of the date (the "EFFECTIVE DATE"), on or before May 15, 2000 if the following conditions are satisfied:

         (A) this Amendment shall have been executed by the Borrower and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

         (B) the Administrative Agent shall have been notified by all of the Lenders at the time party to the Credit Agreement that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution);

         (C) immediately prior to the time this Amendment becomes effective, (i) the Total Commitment shall have been permanently reduced from $50,000,000 to $40,000,000, (ii) the Borrower shall have paid to the Administrative Agent for immediate distribution to the Lenders all accrued interest and Fees, and (iii) the Loans and Commitments shall have been transferred and re-allocated among the Lenders so that the Commitments are as stated in section 1.1 hereof; and

         (D) the Borrower shall have paid to the Administrative Agent, for immediate distribution to the Lenders pro rata based on their respective portions of the reduced Total Commitment of $40,000,000, an amendment fee in the amount previously agreed to by the Borrower, the Administrative Agent and such Lenders.

The Administrative Agent shall notify the Borrower and each Lender in writing of the effectiveness hereof and of the specific Effective Date.

         4.       RATIFICATIONS.

         The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

         5.       MISCELLANEOUS.

         5.1. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent and their respective permitted successors and assigns.

         5.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or issuance of a Letter of Credit shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         5.3. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         5.4. EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

         5.5. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

         5.6. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

         5.7. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.8. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

         5.9. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


HEALTHCARE RECOVERIES, INC.                                 NATIONAL CITY BANK OF KENTUCKY,
                                                                 INDIVIDUALLY AS A LENDER, A LETTER OF
                                                                 CREDIT ISSUER AND AS ADMINISTRATIVE AGENT

BY:   /s/
    -----------------------------------
         CHIEF FINANCIAL OFFICER                            BY:   /s/
                                                                --------------------------------
                                                                     SENIOR VICE PRESIDENT


BANK ONE, KENTUCKY, N. A.                                   AMSOUTH BANK (SUCCESSOR IN INTEREST BY
                                                            MERGER TO FIRST AMERICAN NATIONAL BANK)

BY:   /s/
    -----------------------------------
         SENIOR VICE PRESIDENT                              BY:   /s/
                                                                --------------------------------
                                                                     VICE PRESIDENT


                                                            LASALLE BANK NATIONAL ASSOCIATION
                                                               F/K/A LASALLE NATIONAL BANK


                                                            BY:   /s/
                                                                --------------------------------
                                                                     VICE PRESIDENT


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